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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 000-00000) pertaining to the 1995 Stock Option Plan and 1996 Non-Employee Director Stock Option Plan of SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.) of our report dated February 8, 2001, with respect to the consolidated financial statements and schedule of SRI/Surgical Express, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Tampa, Florida                              /s/ ERNST & YOUNG LLP
August 8, 2001                              ----------------------------
                                            ERNST & YOUNG LLP